UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2008

STARINVEST GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

814-00652	91-1317131
(Commission File Number)	(IRS Employer Identification No.)

3300 North A Street Suite 2-210
Midland, Texas 79705
(Address of Principal Executive Offices, Zip Code)

(432) 682-8373
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2008, StarInvest Group Inc., a Nevada corporation, (the “Registrant”), held its 2008 Annual Meeting. 49,679,494 shares of the Corporation’s common stock were represented at the Meeting in person or by proxy, which shares constituted 73.35% of the issued and outstanding shares of common stock as of the Record Date, and therefore a quorum was present.

At the Meeting, the following proposal was presented to the shareholders, all of which were approved by the shareholders:

1.	To withdraw the Registrant’s election to be treated as a Business Development Company (“BDC”) under the Investment Company Act of 1940.
2.	To elect Robert H. Cole, Roger Moreau and Cristaino Germinario as directors of the Registrant to serve until the election and qualification of their respective successors.
3.	To ratify the appointment of Larry O'Donnell, CPA, P.C. as the company’s principal independent public accountant.

After the shareholders’ meeting, the Board of Directors discussed various proposals regarding restructuring the Registrant so that it is not subject to any of the provisions of the Investment Company Act of 1940. The Registrant intends to pursue a restructuring so that it is not an investment company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARINVEST GROUP, INC.

	By:	/s/ Robert H. Cole
	Name:	Robert H. Cole
	Title:	Chief Executive Officer

Date: June 23, 2008